                                  SALOMON INC

 Resettable Exchangeable Standard & Poor's 500 Index Notes ("SPINs") Due 2001


REGISTERED NO. R-__                      REGISTERED PRINCIPAL AMOUNT:
                                         $______________________
__________________ SPINs                 ($1,000 times the number of SPINs
                                         represented by this Debt Security).

                                         CUSIP NO.: 79549B BC 0


                  SALOMON INC, a corporation duly organized and existing under the laws of the State of Delaware (the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay with respect to each SPIN represented by this Debt Security, subject to a prior exercise of the Exchange Right (as defined herein), to __________________ or registered assigns, on June 5, 2001 (the "Maturity Date") the Amount Payable at Maturity (as defined herein) determined in accordance with the procedures described herein. This Debt Security will not bear periodic payments of interest, is not subject to redemption or any sinking fund prior to maturity, and is not subject to the defeasance provisions of the within-mentioned indenture.

                  The "Amount Payable at Maturity" shall be equal to, subject to a prior exercise of the Exchange Right, for each SPIN, the greater of (i) $1,000 and (ii) the product of (A) $1,000 and (B) a fraction, the numerator of which is the Final Index Value (as defined herein) of the S&P 500 Composite Stock Price Index (the "S&P 500 Index") published by Standard & Poor's ("S&P"), a Division of The McGraw Hill Companies, Inc., and the denominator of which is equal to the product of (x) 1.0675 and (y) the Initial Index Value (as defined herein) of the S&P 500 Index.

                  The Amount Payable at Maturity shall be calculated by Salomon Brothers Inc (the "Calculation Agent") and written notice thereof shall be provided to the Trustee and the Paying Agent as provided on the face hereof. The Calculation Agent's determination of the Amount Payable at Maturity shall be conclusive and binding absent manifest error.

                  On any Exchange Date (as defined herein), the holder of this Debt Security will be entitled upon (i) completion by the holder and delivery to the Trustee and the Calculation Agent of an Official Notice of Exchange (in the form attached hereto) prior to 11:00 a.m. New York City time on such date and
(ii) delivery on such date of this Debt Security to the Trustee, to exchange the SPINs represented by this Debt Security (the "Exchange Right") for an amount equal, for each such SPIN, to the product of (A) $1,000 and (B) a fraction, the numerator of which is the Index Value (as defined herein) of the S&P 500 Index on the applicable Determination Date (as defined herein), and the denominator of which is equal to the product of (x) 1.0675 and (y) the Initial Index Value (as defined herein) of the S&P 500 Index. Such payment will be made five Business Days (as defined herein) after the Determination Date with respect to any Exchange Date, subject to delivery of this Debt Security to the Trustee on the

Exchange Date.

                  Payment of principal and any cash payable upon exercise of the Exchange Right in respect of this Debt Security shall be made upon presentation and surrender of this Debt Security at the corporate trust office of the Trustee in the borough of Manhattan, the City and State of New York, in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts.

                  Reference is hereby made to the further provisions of this Debt Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been duly executed by the Trustee by manual signature, this Debt Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purposes.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.



                                  SALOMON INC,

                                       By
                                           /s/ Robert Denham
                                           -----------------
                                           Robert Denham
                                           Chairman and Chief Executive Officer

Corporate Seal
Attest:

By

    /s/ Arnold S. Olshin
    --------------------
    Arnold S. Olshin
    Secretary

Dated: ________, 1996

CERTIFICATE OF AUTHENTICATION
    This is one of the Debt Securities referred to in the within-mentioned Indenture.

The Bank of New York,
as Trustee

By

    ----------------------
    Authorized Signatory

                           [Form of Reverse of Note]

                                  SALOMON INC

 Resettable Exchangeable Standard & Poor's 500 Index Notes ("SPINs") Due 2001

                  This security is one of the duly authorized issue of debt securities of the Company (the "Debt Securities"), issued or to be issued in one or more series under an indenture, dated as of October 27, 1993 (the "Indenture"), between the Company and The Bank of New York, as trustee (the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and each of the Holders of the Debt Securities and of the terms upon which the Debt Securities are, and are to be, authenticated and delivered. All terms used in this Debt Security which are not defined herein shall have the meanings assigned to them in the Indenture.

As used herein:

                  (a) The "Initial Index Value" will initially equal 671.70, the closing value of the S&P 500 Index at the regular official weekday close of trading on May 30, 1996, and will be subject to reset on the Reset Date, as provided in the following sentence. In the event that the Index Value as of the Determination Date with respect to the Reset Date is less than 671.70, the Initial Index Value shall be reset on such Reset Date so as to be equal to the greater of (i) such Index Value as of such Determination Date and (ii) 470.19. In the event that the Initial Index Value is so reset, such reset Initial Index Value shall be used by the Calculation Agent in the calculation of all amounts due at maturity or upon an exercise of the Exchange Right at any time following such Reset Date. The Initial Index Value may only be reset on the Reset Date, and shall not be reset thereafter.

                  (b) The "Final Index Value" will be the Index Value on the Determination Date with respect to the Maturity Date, as determined by the Calculation Agent.

                  (c) The "Index Value," as of any Determination Date, will equal the closing value of the S&P 500 Index or any Successor Index (as defined below) at the regular official weekday close of trading on such Determination Date. References herein to the S&P 500 Index shall be deemed to include any Successor Index, unless the context requires otherwise.

                  (d) An "Exchange Date" will be any Trading Day that falls during the period beginning May 30, 1997 and ending on the fifth scheduled Trading Day prior to the Maturity Date. A "Trading Day" means a day, as determined by the Calculation Agent, on which trading is generally conducted (i) on the New York Stock Exchange ("NYSE"), American Stock Exchange ("AMEX"), and the NASDAQ National Market ("NASDAQ NMS"), (ii) on the Chicago Mercantile Exchange, (iii) on the Chicago Board of Options Exchange and (iv) in the over-the-counter market for equity securities in the United States.


                  (e) The "Reset Date" will be May 30, 1997.

                  (f) The "Determination Date" will be (i) with respect to any Exchange Date, such Exchange Date, (ii) with respect to the Reset Date, such Reset Date and (iii) with respect to the Maturity Date, the fifth scheduled Trading Day prior to the Maturity Date, unless, in any such case, there is a Market Disruption Event on such Trading Day. If a Market Disruption Event occurs on any such Trading Day, the Determination Date shall be the immediately succeeding Trading Day during which no Market Disruption Event shall have occurred; provided that if a Market Disruption Event has occurred on each of the five Trading Days immediately succeeding (a) such Exchange Date, (b) such Reset Date, or (c) such fifth scheduled Trading Day prior to the Maturity Date, then the relevant Determination Date will be deemed to be the earlier of (x) such fifth succeeding Trading Day or (y) the second scheduled Trading Day prior to the Maturity Date, notwithstanding the occurrence of a Market Disruption Event on such day (an "Extended Determination Date"). With respect to any such Extended Determination Date on which a Market Disruption Event occurs, the Calculation Agent will determine the value of the S&P 500 Index on such Extended Determination Date in accordance with the formula for and method of calculating the S&P 500 Index last in effect prior to the commencement of the Market Disruption Event, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) on such Trading Day of each security most recently comprising the S&P 500 Index.

                  (g) "Market Disruption Event" means, with respect to the S&P 500 Index: (i) a suspension, absence or material limitation of trading of 100 or more of the securities included in the S&P 500 Index on the primary market for such securities for more than two hours of trading or during the one-half hour period preceding the close of trading in such market; or the suspension, absence or material limitation of trading on the primary market for trading in futures or options contracts related to the S&P 500 Index during the one-half hour period preceding the close of trading in the applicable market, in each case as determined by the Calculation Agent in its sole discretion; and (ii) a determination by the Calculation Agent in its sole discretion that the event described in clause (i) above materially interfered with the ability of the Company or any of its affiliates to unwind all or a material portion of the hedge with respect to the SPINs.

                  For purposes of determining whether a Market Disruption Event has occurred: (1) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in the relevant futures or options contract will not constitute a Market Disruption Event, (3) limitations pursuant to NYSE Rule 80A (or any applicable rule or regulation enacted or promulgated by the NYSE, any other self-regulatory organization or the Securities and Exchange Commission of similar scope, as determined by the Calculation Agent) on trading during significant market fluctuations shall constitute a Market Disruption Event, (4) a suspension of trading in a futures or options contract on the S&P 500 Index by the primary securities market related to such contract by reason of
(x) a price change exceeding limits set by such exchange or market, (y) an imbalance of orders relating to such contracts or (z) a disparity in bid and ask quotes relating to such contracts will constitute a suspension or material limitation of trading in futures or options contracts related to the S&P 500 Index and (5) "a suspension, absence or material limitation of trading" on the primary market on which futures or options contracts related to the S&P 500 Index are traded will not include any time when such market is itself closed for trading under ordinary circumstances.

                  (h) "Business Day" means any day that is not a Saturday, a Sunday or a day on which the NYSE or banking institutions or trust companies in the City of New York are authorized or obligated by law or executive order to close.

                  If S&P discontinues publication of the S&P 500 Index and S&P or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the discontinued S&P 500 Index (such index being referred to herein as a "Successor Index"), then the relevant Index Value shall be determined by reference to the value of such Successor Index at the close of trading on the NYSE, the AMEX, NASDAQ NMS or the relevant exchange or market for the Successor Index on the applicable Determination Date.

                  Upon any selection by the Calculation Agent of a Successor Index, the Calculation Agent shall cause written notice thereof to be furnished to the Company and the Trustee, who shall notify the holders of the SPINs within three Trading Days of such selection.

                  If S&P discontinues publication of the S&P 500 Index prior to, and such discontinuance is continuing on, any Determination Date and the Calculation Agent determines that no Successor Index is available at such time, then on such Determination Date, the Calculation Agent shall determine the Index Value on such Determination Date. The Index Value shall be computed by the Calculation Agent in accordance with the formula for and method of calculating the S&P 500 Index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) on such Determination Date of each security most recently comprising the S&P 500 Index.

                  If at any time the method of calculating the S&P 500 Index or a Successor Index, or the value thereof, is changed in a material respect, or if the S&P 500 Index or a Successor Index is in any other way modified so that such index does not, in the opinion of the Calculation Agent, fairly represent the value of the S&P 500 Index or such Successor Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent shall, at the close of business in New York City on each Determination Date, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a value of a stock index comparable to the S&P 500 Index or such Successor Index, as the case may be, as if such changes or modifications had not been made, and calculate the Index Value with reference to the S&P 500 Index or such Successor Index, as adjusted. Accordingly, if the method of calculating the S&P 500 Index or a Successor Index is modified so that the value of such index is a fraction of what it would have been if it had not been modified (e.g., due to a split in the index), then the Calculation Agent shall adjust such index in order to arrive at a value of the S&P 500 Index or such Successor Index as if it had not been modified (e.g., as if such split had not occurred).

                  The Trustee shall not at any time be under any duty or responsibility to any holder of this Debt Security to determine whether any facts exist which may require any adjustment to the Index Value or the Final Index Value or with respect to the nature or extent of any such adjustment when made or with respect to the method employed in making the same.

                  Upon exercise by the holder of this Debt Security of the Exchange Right, prior to 9:30 a.m. on the first Business Day succeeding the Determination Date with respect to the applicable Exchange Date, the Company shall, or shall cause the Calculation Agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, (i) of its receipt of the applicable "Official Notice of Exchange," (ii) of the number of SPINs to be exchanged and (iii) of the amount of cash to be paid per SPIN to be exchanged.

                        The Company shall, or shall cause the Calculation Agent to, deliver such cash to the Trustee for delivery to the holders. Such delivery or payment shall be made five Business Days after the Determination Date with respect to such Exchange Date, subject to delivery of this Debt Security to the Trustee on the Exchange Date as aforesaid.

                  All dollar amounts resulting from the calculation of the payment amounts due upon exchange or at maturity will be rounded on a per SPIN basis to the nearest cent with one-half cent being rounded upwards.

                  If the number of SPINs to be exchanged is less than the number represented by this Debt Security, the Trustee shall issue to the holder hereof, a new Debt Security having identical terms and provisions and representing a number of SPINs equal to the difference between the number of SPINs represented by this Debt Security and the number of SPINs so exchanged by the Holder. All such exchanges will be free of charge, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith.

                  If an Event of Default with respect to the SPINs shall have occurred and be continuing, the principal of all the SPINs may be declared due and payable in the manner and with the effect provided in the Indenture. In case an Event of Default with respect to any SPINs shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the SPINs will be determined by the Calculation Agent and will be equal to, for each such SPIN, the greater of (i) $1,000 and (ii) an amount in dollars equal to the product of (A) $1,000 and (B) a fraction, the numerator of which is the Index Value of the S&P 500 Index determined as though the Determination Date were the date of acceleration, and the denominator of which is equal to the product of
(x) 1.0675 and (y) the Initial Index Value of the S&P 500 Index as of such date of acceleration.

                  The SPINs are issuable only in registered form without coupons in denominations representing a whole number of SPINs.


                  The Trustee will from time to time register the transfer of this Debt Security upon surrender thereof at the principal corporate trust office of the Trustee, duly endorsed by, or accompanied by a written instrument or instruments of transfer in a form satisfactory to the Trustee duly executed by the holder thereof, a duly appointed legal representative or a duly authorized attorney. Such signature must be guaranteed. A new Debt Security will be issued to the transferee upon any such registration of transfer.

                  At the option of a holder, this Debt Security may be exchanged for other Debt Securities representing a like number of SPINs, upon surrender to the Trustee at the Trustee's Office of this Debt Security. The Company will thereupon execute, and the Trustee will authenticate and deliver, one or more new Debt Securities representing such like number of SPINs.

                  If any Debt Security is mutilated, lost, stolen or destroyed, the Company shall execute, and the Trustee shall authenticate and deliver, in exchange and substitution for such mutilated Debt Security, or in replacement for such lost, stolen or destroyed Debt Security, a new Debt Security representing the same number of SPINs represented by such Debt Security, but only upon receipt of evidence satisfactory to the Company and to the Trustee of loss, theft or destruction of such Debt Security and security or indemnity, if requested, satisfactory to them. Holders requesting replacement Debt Securities must also comply with such other reasonable regulations as the Company or the Trustee may prescribe.

                  No service charge will be made for any registration of transfer or exchange of Debt Securities, but the Company may require the payment of a sum sufficient to cover any tax or government charge that may be imposed in connection therewith, other than exchanges not involving any transfer. In the case of the replacement of mutilated, lost, stolen or destroyed Debt Securities, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith and any other expenses (including the fees and expenses of the Trustee) connected therewith.

                  The Company may, at its option, elect to make SPINs available in book-entry form ("Book-Entry SPINs"). If the Company makes such an election, the holder hereof may (but will not be required to) exchange this Debt Security for Book-Entry SPINs, which will be represented by a beneficial interest in a global security, by causing this Debt Security to be delivered to the Trustee on or after the Initial Certificate Exchange Date (as defined below). The Trustee shall arrange for delivery of the Debt Security so delivered to The Depository Trust Company (the "Depositary"), in proper form for deposit into the Depositary's book-entry system. Debt Securities received by the Depositary for exchange during the period commencing on a date designated by the Company (the "Initial Certificate Exchange Date") and ending on the 45th day after the Initial Certificate Exchange Date (the "Initial Certificate Exchange Period") will be exchanged for Book-Entry SPINs by the close of business on the Business Day on which they are received by the Depositary (if received by the Depositary by its then applicable cut-off time for same day credit) or on the following Business Day (if received by the Depositary by its then applicable cut-off time for next-day credit). After the last day of the Initial Certificate Exchange Period, the Depositary will not be required to accept delivery of Debt Securities in exchange for Book-Entry SPINs, but the Depositary may permit such

Debt Securities to be so exchanged on a case-by-case basis. It is anticipated that after the Initial Certificate Exchange Period, Debt Securities delivered to the Depositary in good order and in proper form for deposit will be accepted by the Depositary for exchange for Book-Entry SPINs generally within three to four Business Days after delivery to the Depositary. However, there can be no assurance that such Debt Securities will be accepted for exchange or, if accepted, that such exchange will occur within such time period. Debt Securities surrendered at any time for exchange for Book-Entry SPINs may not be delivered for settlement or transfer until such exchange has been effected.

                  In the event that the Company elects to make the SPINs available in book-entry form, it will so notify the Depositary and the Trustee by facsimile and first-class mail and the Trustee shall so notify the holder hereof by first-class mail. Exchanges of Debt Securities for Book-Entry SPINs will commence on the Initial Certificate Exchange Date, which will be approximately five Business Days after the date on which the Company notifies the Depositary and the Trustee that it has elected to permit such exchanges. Holders of SPINs that desire to exchange their Debt Securities for Book-Entry SPINs should contact their broker or a participant to ascertain whether the Company has elected to make Book-Entry SPINs available, and if the Company has made such election, to obtain information on procedures for submitting their Debt Securities to the Trustee for delivery to the Depositary, including the proper form for submission and (during the Initial Certificate Exchange Period) the cut-off times for same-day and next-day exchange. A Debt Security that is held on behalf of a beneficial owner in nominee or "street name" may be automatically exchanged for Book-Entry SPINs by the broker or other entity that is the registered holder of such SPINs, without any action of or consent by the beneficial owner of the SPINs.

                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debt Securities of each series to be affected under the Indenture at any time by the Company and a majority in aggregate principal amount of the Debt Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Debt Securities of any series at the time Outstanding, on behalf of the Holders of all the Debt Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debt Security shall be conclusive and binding upon such Holder and upon all future Holders of this Debt Security and of any Debt Security issued upon the registration of or transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debt Security.

                  The holder of this Debt Security may not enforce such holder's rights pursuant to the Indenture or the Debt Securities except as provided in the Indenture. No reference herein to the Indenture and no provision of this Debt Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of this Debt Security at the times, place and rate, and in the coin or currency, herein described.


                  Prior to the due presentation of this Debt Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Debt Security is registered as the owner hereof for all purposes, whether or not this Debt Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                          OFFICIAL NOTICE OF EXCHANGE

                                            Dated:  ____________, ____
                                            (date must be after May 30, 1997)

The Bank of New York
101 Barclay Street, 21st Floor
New York, New York  10286

Salomon Inc
Seven World Trade Center
New York, New York 10048

Salomon Brothers Inc, as Calculation Agent
Seven World Trade Center
New York, New York  10048
Attn: Kevin Beauregard
Fax:  (212) 783-1098

Ladies and Gentlemen:

         The undersigned holder of the Resettable Exchangeable Standard & Poor's 500 Index Notes Due 2001 of Salomon Inc (the "SPINs") hereby irrevocably elects to exercise with respect to the number of SPINs indicated below, as of the date hereof (or, if this letter is received after 11:00 a.m. on any Trading Day, as of the next Trading Day, provided that such day is on or prior to the fifth scheduled Trading Day prior to June 5, 2001), the Exchange Right as described in the Prospectus Supplement dated May 31, 1996 and the Prospectus dated April 5, 1996 related to Registration Statement No. 333-01807. Capitalized terms not defined herein have the meanings given to such terms in the Prospectus Supplement. Please date and acknowledge receipt of this notice in the place provided below on the date of receipt, and fax a copy to the fax number indicated. Upon receipt of this notice, the Company will deliver five Business Days after the Determination Date with respect to such Exchange Date, an amount in dollars with respect to each SPIN being exchanged, as determined by the Calculation Agent, equal to the product of (A) $1,000 and (B) a fraction, the numerator of which is the applicable Index Value of the S&P 500 Index in respect of such Determination Date, and the denominator of which is equal to the product of (x) 1.0675 and (y) the Initial Index Value of the S&P 500 Index as of such Determination Date, in accordance with the terms of the SPINs, as described in the Prospectus Supplement.

                                       Very truly yours,

                             ----------------------------------------
                                         [Name of Holder]

                             By:
                                 ------------------------------------
                                               [Title]

                             ----------------------------------------

                                            [Fax No.]

                             ----------------------------------------
                             Number of SPINs surrendered for exchange

Receipt of the above Official Notice of Exchange is hereby acknowledged

THE BANK OF NEW YORK, as Trustee

By:
    -----------------------------------------------
                          Title:

Date and time of acknowledgement
                                 ------------------
SALOMON INC, as Issuer
SALOMON BROTHERS INC, as Calculation Agent
By SALOMON BROTHERS INC, as Calculation Agent

By:
    -----------------------------------------------
                          Title:

Date and time of acknowledgement
                                 ------------------

                                 ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common                  UNIF GIFT MIN ACT
TEN ENT - as tenants by the entireties    __________ Custodian _________
JT TEN  - as joint tenants with right     (Cust)                 (Minor)
          of survivorship and not as      Under Uniform Gifts to Minors Act
          tenants in common
                                          --------------------------------
                                                      (State)

    Additional abbreviations may also be used though not in the above list.


                ----------------------------------------------


                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto


Please insert Social Security or Taxpayer I.D. or other
Identifying Number of Assignee


- -----------------------------------


______________________________________________________________________________
  Please Print or Type Name and Address Including Postal Zip Code of Assignee

______________________________________________________________________________
the within Debt Security and all rights thereunder, hereby irrevocably constituting and appointing

____________________________________________________________________ attorney to transfer said Debt Security on the books of Salomon Inc with full power of substitution in the premises.

Dated: _________________________________  __________________________________
                                                            Signature

Signature guarantee:           _____________________________________________
                               NOTICE: The signature to this assignment must correspond with the name as it appears upon the
_____________________________  face of the within Debt Security in every particular, without alteration or enlargement or any change whatsoever.